Exhibit 23

               Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 1, 1999 relating to the financial statements, which appears in AlliedSignal Inc.'s 1998 Annual Report to Shareowners, which is incorporated by reference in AlliedSignal's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the heading "Incorporation of Documents by Reference" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Florham Park, New Jersey
July 22, 1999